As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	45-4180440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
55 Hawthorne Street, 11th Floor
San Francisco, California 94105
(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan, as amended
2021 Employee Stock Purchase Plan
(Full title of the plan)

Tim Chen
Chief Executive Officer
NerdWallet, Inc.
55 Hawthorne Street, 11th Floor
San Francisco, California 94105
(415) 549-8913
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Bryan K. Brown Justin W. McKithen Jones Day 717 Texas Avenue Suite 3300 Houston, Texas 77002 (832) 239-3939	Ekumene Lysonge Aby Castro Office of the General Counsel NerdWallet, Inc. 55 Hawthorne Street, 11th Floor San Francisco, California 94105 (415) 549-8913

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is filed by NerdWallet, Inc. (the Registrant) to register an additional 3,755,988 and 751,197 shares of Class A common stock, par value $0.0001 per share (Class A common stock) to be issued pursuant to the 2021 Equity Incentive Plan, as amended, and the 2021 Employee Stock Purchase Plan, respectively. Accordingly, the Registrant incorporates by reference herein the contents of the Registration Statement on Form S-8 (File No. 333-260853) filed by the Registrant with the Securities and Exchange Commission (SEC) on November 8, 2021, and the Registration Statement on Form S-8 (File No. 333-265197) filed with the SEC on May 25, 2022.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
b)     The Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2023; and
c)     The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on November 1, 2021 (File No. 001-40994) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.
Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit	Location
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (No. 001-40994) filed November 10, 2021
4.2	Amended and Restated Bylaws of the Registrant.	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (No. 001-40994) filed November 10, 2021
5.1	Opinion of Jones Day.	Filed herewith
23.1	Consent of Deloitte & Touche LLP.	Filed herewith
23.2	Consent of Jones Day (included in Exhibit 5.1).	Filed herewith
24.1	Power of Attorney (included on the signature page hereto).	Filed herewith
99.1	2021 Equity Incentive Plan, as amended.	Annex A to Definitive Proxy Statement on Schedule 14A filed on April 14, 2022
99.2	Forms of Notice of Stock Option Grant, Stock Option Agreement, and Exercise Notice under the 2021 Equity Incentive Plan.	Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (No. 333-260134) filed October 26, 2021
99.3	Form of Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (No. 333-260134) filed October 26, 2021
99.4	2021 Employee Stock Purchase Plan.	Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (No. 333-260134) filed October 26, 2021
107	Filing Fee Table.	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on this 23rd day of February 2023.

NERDWALLET, INC.

By:	/s/ Tim Chen
Name: Tim Chen
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim Chen, Lauren StClair and Ekumene Lysonge, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 of NerdWallet, Inc., and any and all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim Chen	Chief Executive Officer and Chairman of the Board of Directors	February 23, 2023
Tim Chen	(Principal Executive Officer)

/s/ Lauren StClair	Chief Financial Officer	February 23, 2023
Lauren StClair	(Principal Financial and Principal Accounting Officer)

/s/ Jennifer Ceran	Director	February 23, 2023
Jennifer Ceran

/s/ Lynne Laube	Director	February 23, 2023
Lynne Laube

/s/ Thomas Loverro	Director	February 23, 2023
Thomas Loverro

/s/ Kenneth McBride	Director	February 23, 2023
Kenneth McBride

/s/ Maurice Taylor	Director	February 23, 2023
Maurice Kevin Taylor